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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                  FORM 8-K/A
                                AMENDMENT NO. 2


                                CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

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                                 JULY 31, 1995
                               (Date of report)


                             THE DWYER GROUP, INC.
            (Exact name of registrant as specified in its charter)


   DELAWARE                        0-15227                       73-0941783
(State or other                  (Commission                   (IRS employer
jurisdiction of                  file number)                identification no.)
incorporation or
 organization)



                        1020 N. UNIVERSITY PARKS DRIVE
                                WACO, TX 76707
                   (Address of principal executive offices)

                                (817) 756-2122
                        (Registrant's telephone number,
                             including area code)


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        ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On July 31, 1995, the Audit Committee of the Board of Directors of the Registrant approved the dismissal of Grant Thornton LLP as its independent public accountants and the appointment of Coopers & Lybrand L.L.P. as its independent public accountants, effective on such date. The Registrant has not consulted Coopers & Lybrand L.L.P. prior to such appointment with respect to any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any disagreement with the Registrant's independent public accountants. From 1989 until such date, the Company had engaged Grant Thornton LLP as its independent public accountants. During the period of the engagement of Grant Thornton LLP by the Registrant, there were no disagreements between Grant Thornton LLP and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton would have caused them to make reference to the disagreements in any of their financial reports to the Registrant. In addition, no report on the financial statements of the Registrant rendered by Grant Thornton contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, the scope of audit performed, or accounting principles.

        ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

           (a)  Not applicable.

           (b)  Not applicable.

           (c)  Exhibits.

                16.1  -  Letter of Grant Thornton dated August 8, 1995,
                         regarding change in certifying accountant (previously filed).

                16.2  -  Letter of Grant Thornton dated August 24, 1995,
                         regarding change in certifying accountant.




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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE DWYER GROUP, INC.



Dated:  August 25, 1995                 By:  /s/ Stephen E. Beatty
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                                        Stephen E. Beatty
                                        Chief Financial Officer and Treasurer